SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	September 6, 2007

(Date of earliest event reported):	September 4, 2007

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10065-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

   On September 6, 2007, CNA Financial Corporation, an 89% owned subsidiary of the registrant (“CNA”), issued a press release announcing that on September 4th, 2007 CNA reached agreement with John Hancock Life Insurance Company, formerly known as John Hancock Mutual Life Insurance Company, to fully and finally settle all exposures under four excess of loss reinsurance treaties issued by CNA Reinsurance Company Limited, a former subsidiary of CNA, that were the subject of arbitration proceedings described under the heading “IGI Contingency” in Note 10 to the registrant’s financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. The registrant expects to record a loss, net of reinsurance, of approximately $98 million, after taxes and minority interest in the third quarter of 2007 in connection with a one-time payment of $250 million to be made by CNA pursuant to the settlement terms. A copy of CNA’s press release is furnished as Exhibit 99.1 to this Form 8-K.

   The information under Item 7.01 and in Exhibit 99.1in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 and in Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Reference	Exhibit
Number	Description

99.1	CNA Financial Corporation press release, issued September 6, 2007, announcing a reinsurance settlement with John Hancock Life Insurance Company on September 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: September 6, 2007	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel
and Secretary